                                                                  EXHIBIT 10.21


                              SABRATEK CORPORATION
                     DISTRIBUTORSHIP AND SECURITY AGREEMENT



                     DISTRIBUTORSHIP AND SECURITY AGREEMENT
                     made this 1 day of January 1996 between:


                     SABRATEK CORPORATION
                     5601 West Howard Street
                     Niles, IL 60714
                     U.S.A.

a Delaware business corporation ("Sabratek"), and

                     BRASIMPEX BRASIL IMPORTACAO E EXPORTACAO LTDA. Rua Mexico, 21-Grupo 1101- Castelo
                     20031-144- Rio de Janeiro
                     Brasil


a Brazilian business corporation ("Distributor") also doing business as

                     BRASIMPEX



1.   Appointment:

          (a) Sabratek hereby appoints Distributor, for the Term set forth in
     Article 10 and subject to the terms and conditions of this Agreement, to distribute solely within the territory described in Exhibit A (the "Territory") those products of Sabratek identified in the attached Exhibit B (the "Products"). Sabratek reserves the right to change the specifications, components, design, performance and appearance of the Products and to discontinue production of the Products at any time.
     This Agreement does not apply to Sabratek Products not listed on Exhibit
     B.


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

          (b) Except as provided below, Sabratek agrees (i) not to appoint another distributor of the Products whose territory includes any portion of the Territory and (ii) not to effect direct sales of the Products to dealers or retailers located within the Territory. Sabratek reserves the right to sell Products to original equipment manufactures or others, wherever such purchasers may be located, for incorporation into other products or installations and to national or international accounts of Sabratek established prior to the date of this Agreement or whose principal place of business is outside of the Territory.

          (c) Sabratek agrees to sell to Distributor, subject to the terms and conditions of this Agreement

2.   Acceptance

     Distributor accepts its appointment as distributor of the Products in the Territory and agrees to use its best efforts aggressively to develop sales of the Products, solely in the Territory, and to support Sabratek's marketing program in the Territory. In furtherance thereof, Distributor agrees:

          (a) to keep on hand a reasonable inventory of the Products sufficient to allow for prompt delivery and installation of the Products to purchasers;

          (b) to participate regularly in local and regional trade shows, medical conventions or like events within the Territory and to conduct regular local promotional, advertising and other marketing efforts for the Products;

          (c) to be available to provide appropriate and professional installation and application advice and counselling for each unit of the Products sold by Distributor and to provide prompt follow up service and advice to purchasers of Products when so requested by the purchaser or Sabratek, including performing warranty service work on behalf of Sabratek at Sabratek's prevailing warranty reimbursement rates, Distributor shall provide such services to any owner or user of Products, whether or not sold or furnished by Distributor, Sabratek will compensate Distributor in accordance and with Sabratek's then prevailing customer service policy and reimbursement guidelines;

          (d) to respond promptly to sales leads or referrals furnished by Sabratek or by its other distributors or dealers;

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          (e)  to have each of its sales representatives and at least one principal of Distributor attend such technical, product familiarization and marketing meetings in Chicago, Illinois or elsewhere as Sabratek may reasonably require from time to time but not less than annually, for which, if in Chicago, Sabratek will pay reasonable and documented food and lodging expenses and Distributor will bear travel and all other expenses or, if in Brazil, Distributor will pay reasonable and documented food and lodging expenses and Sabratek will bear travel expenses;

          (f) to maintain and furnish periodically, as reasonably requested by Sabratek, complete and accurate records of each sale and installation of each unit of Products sold hereunder, showing date of sale and installation, name and address of purchaser and the Product serial number or lot number. Distributor shall allow Sabratek periodically to inspect and copy Distributor's records (including Distributor's customer and call lists) relating to Distributor's business conducted pursuant to this Agreement. Distributor agrees that it will not, under any circumstances, sell, lease, give or otherwise dispose of any Product to any person or entity other than a duly licensed medical practitioner or hospital and will not knowingly sell, lease, give or otherwise dispose of any Product for any use or application other than specifically authorized by Sabratek in writing or in literature accompanying the Product;

          (g) during the testing or clinical evaluation phase of development of the Products or any addition, improvement or modification thereto, to use its best efforts to collect and transmit to Sabratek on a regular and timely basis such information and data from hospitals and other persons involved in testing and use of the Products as Sabratek may reasonably request;

          (h) to deliver to customers designated by Sabratek, free of charge, promotional or demonstration units, delivered free of charge to Distributor by Sabratek;

          (i) to assist promptly in executing product recalls as directed by Sabratek;

          (j) to promptly advise Sabratek of each complaint that Distributor may receive or become aware of concerning the Product and shall telephone Sabratek immediately to report any information of which Distributor becomes aware that suggests that any of the products may have been associated in any way with an


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

     injury to a user or patient. Distributor shall assist in the defense of any such claim or suit by providing evidence and testimony as may be requested by Sabratek. Distributor shall refer to Sabratek any inquiry from any governmental authority, any trade association or any news media, publication or reporter concerning the Products or Sabratek; and

          (k) to comply with applicable requirements of law or regulation that require product literature, manuals or other written materials be translated into or prepared in a language other than English.


3.   Minimum Sales Guarantee and Sales Forecasts.

          (a) To induce Sabratek to enter into this Agreement, Distributor agrees that it will purchase from Sabratek not less than the minimum amounts specified in Exhibit C;

          (b) in addition, Distributor shall furnish Sabratek each quarter (as designated by Sabratek) with a forecast of sales for the next twelve months of Products by units within each Product group and a quarterly estimate of Distributor's forthcoming orders for Products. The annual forecast for Sabratek first fiscal year ending after the date of this Agreement shall be delivered within thirty (30) days after execution of this Agreement. The quarterly estimate of orders shall be delivered not less than one month in advance of the first day of each quarter.
     Forecasts are not binding upon Distributor, but nothing contained in any such forecast or estimate shall affect Distributor's minimum sales performance obligations.


4. Trademarks and Trade Experience. Distributor shall not employ as part of its trade or corporate name or identification, or identify its business premises, vehicles or documents with any name, mark, symbol or other identifying characteristic owned by or designating Sabratek. Distributor shall properly identify and accurately describe as a product of Sabratek any of the products manufactured or assembled by Sabratek or which properly bear a Sabratek trademark. Distributor shall not alter, remove, deface or mark over a Sabratek trademark on a Product and shall not add to a Product any other or additional trademark. The name and any trademarks associated with the Company's products remains at all times the corporate property of Sabratek. Except for the bona fide wholesale price of inventory or

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

     inventory display or sample merchandise voluntarily purchased by the Distributor, Distributor is not required to and shall not pay to Sabratek or its affiliates any amount for other rights or services whatsoever. Distributor represents and warrants to Sabratek that (i) Distributor and/or one of the principal officers, directors or partners of Distributor has been actively engaged in the business of marketing and distribution of advanced biomedical devices for human patients for not less than two years preceding the date of this Agreement and (ii) Distributor's existing business is substantial and well established and (iii) Distributor, any of its employees or any sub-distributor will not engage directly or indirectly in any behavior that might be detrimental to Sabratek and/or its products and/or to the image of Sabratek and/or its products.


5.   Terms of Sale.   Sabratek agrees to sell Products to Distributor on the
     following terms:

          (a) Price: sales will be at Sabratek established distributor price in effect at the date of receipt by Sabratek of Distributor's order. Sabratek will keep Distributor advised of its current list price and Distributor's discount and agrees not to change either without giving its Distributor sixty (60) days prior written notice;

          (b) Orders: orders shall be placed with Sabratek on Sabratek's standard form of purchase order and are subject to acceptance by Sabratek. Sabratek reserves the right to establish minimum order requirements. Once accepted, filling and shipment of orders will be in accordance with Sabratek's customary procedures and are subject to any forces or occurrences beyond Sabratek's reasonable control. Sabratek reserves the right to allocate its output if demand exceeds its production capacity. Unless otherwise specified in the order, Sabratek may choose the mode of shipment and carrier. All sales of Product are FOB Sabratek's plant in Chicago, Illinois and risk of loss shall become the responsibility of the Distributor. Distributor is solely responsible for shipping, insurance, clearing Products through customs, duties, obtaining licenses and satisfying legal requirements to import the product into the Territory and sell products in the Territory;

          (c) Payment: payment for all products shipped is due in accordance with Sabratek's standard credit policy, which may require prepayment in full before orders are shipped or in accordance with the terms stated in each

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

     invoice. Unless specified otherwise in an invoice or required by Sabratek's credit policy, payment shall be made in full within thirty
     (30) days of the date of Sabratek's invoice. Sabratek may ship C.O.D.
     or halt shipments in transit if (i) all prior invoices are not paid in full or (ii) Sabratek reasonably deems such steps are necessary to secure payment. Sabratek reserves the right to establish and to modify credit limits for Distributor and to require payment through a sight draft or an irrevocable letter of credit issued or confirmed by a national bank in Chicago or to refuse to accept an order to ship Products until such a letter of credit has been delivered to Sabratek. In all cases, Sabratek reserves all rights of ownership in the Products until paid in full therefor by Distributor;

          (d) Returns: Distributor shall not return products to Sabratek without Sabratek's prior written authorization.

6.   Guarantee.   Distributor shall not make or extend on behalf of Sabratek any written or oral warranty in respect of any of the Products except as may be contained in sales literature or brochures that are published, or approved in writing by Sabratek. Distributor shall not advise, perform or demonstrate any use or application of any Product that is not specifically approved in writing by Sabratek.

7.   Regulations.   Distributor represents to Sabratek that Distributor is
     thoroughly familiar with applicable governmental regulations concerning the use, handling, sale and disposition of the Products and that Distributor possesses all required governmental permits and licenses and approvals required to distribute the Products in the Territory. Distributor shall comply with all laws, ordinances and regulations applicable to its business and to the sale, demonstration, use and disposition of Products and agrees to indemnify and hold Sabratek harmless from all costs and liabilities arising out of any failure of Distributor to comply therewith. Distributor shall not impair the sterility or integrity of the Products while they are in the Distributor's custody. Upon the request of Sabratek, required governmental permits, licenses and approvals shall be obtained in the name and on behalf of Sabratek.



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8.   Reports.   Distributor shall furnish Sabratek with an annual marketing plan
     (detailing planned sales training, staffing, convention and trade show attendance, advertising, etc) not less than ninety (90) days prior to each Sabratek fiscal year end (currently December 31). Distributor shall also give Sabratek a written annual report detailing Distributor's inventory and sales of Product, a summary of Distributor's marketing initiatives and such other information as Sabratek may reasonably request. Distributor shall also give Sabratek periodic sales reports as Sabratek may request from time to time.


9. Relationship and Assiqnment. Distributor acts hereunder as an independent contractor and is not and shall not act as the agent, employee, franchisee or partner of Sabratek and shall not create any obligation in the name of Sabratek. This Agreement is entered into by Sabratek in reliance upon the personal skills, experience and financing of the Distributor or its principal and is not transferrable by Distributor in whole or in part, voluntarily or involuntarily, except with the prior written consent of Sabratek. Distributor cannot use or appoint sub-distributors of any nature for any purposes of this Agreement, except with the prior written consent of Sabratek. Any successor, legal representative, receiver or trustee in bankruptcy of Distributor who wishes to assume or succeed to Distributor's interest in this Agreement shall apply to Sabratek for its consent as in the case of any other proposed transfer. Nothing in this Article impairs Distributor's right to hire its own employees to assist in the discharge of Distributor's responsibilities hereunder.

10.  Term and Renewal.

          (a) This Agreement shall be in effect for a term of two (2) years from the date of the initial shipment of the Products to the Distributor (the "term") unless sooner terminated as provided herein. Except as otherwise set forth in Article 10(b) below, upon the expiration of the Term, this Agreement shall telminate without further act or deed of either party. Article 13 shall apply upon any expiration of the Term of this Agreement;

          (b) unless either party hereto gives to the other party a notice of termination at least six (6) months prior to the expiration of the term of this Agreement then in effect, this agreement shall be automatically renewed for additional terms of one (1) year by satisfying each of the following conditions:

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                        (i)      Distributor is not in default of this
                                 Agreement when it gives notice of
                                 renewal or at the termination of the term then in effect and is current on all of its indebtedness to Sabratek.

                        (ii) The parties have negotiated and agreed upon, not less than ninety (90) days before the expiration of the term then in effect, new minimum sales performance requirements for Distribution for the renewal term, which may exceed substantially the corresponding requirements for the initial term and;

                        (iii) Distributor successfully completes such additional products and technical training and orientation as Sabratek requires.


11. Breach and Remedies. Except as provided in Article 12, upon any breach of this Agreement by either party, the other party must notify the party alleged to be in breach of such fact in writing specifying the breach, whereupon the party alleged to be in breach has thirty (30) days to cure such breach. Failure to cure such breach within thirty (30) days of notice thereof constitutes "good cause" for termination of this Agreement under Article 12. Either party shall have in respect of the Products sold hereunder the rights and remedies afforded to that party by the Uniform Commercial Code in effect from time to time in the State of Illinois.

12.  Termination.

          (a) Either party may terminate this Agreement for "good cause" as defined in Article 11;

          (b) In addition to and not in limitation of Article 12(a) above, Sabratek Corporation may terminate this Agreement immediately by written notice of termination in the event of the happening of any of the following:


                         (i) the death or incapacity of the Distributor or, in the event Distributor is a corporation, the death, incapacity, removal from employment or resignation of Aron Mandel;

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                         (ii)  material changes in the general management,
                               ownership or control of Distributor, including sale, transfer or relinquishment by Distributor or by an individual named in Article 12(b)(i) above, of any substantial interest in the ownership of the business to be carried on by Distributor under this Agreement, unless such changes are approved in advance and in writing by Sabratek;

                         (iii) assignment or attempted assignment of this
                               Agreement by Distributor;

                         (iv)  use or appointment or attempted use or
                               appointment of sub-distributors;

                         (v) waiver or attempted waiver of any right to an indemnity as foreseen under Article 19;

                         (vi)  any detrimental behavior prohibited under
                               Article 4;


                         (vii) insolvency of Distributor or the filing of a
                               petition in bankruptcy by or against
                               Distributor, the appointment of a receiver for Distributor or Distributor's property, execution of assignment by Distributor for benefit of creditors, or conviction of Distributor or any principal officer or manager of Distributor for any crime tending to adversely affect the ownership or operation of Distributor's business;


                         (viii)the inability of Distributor to meet its
                               financial obligations to Sabratek Corporation or to pay for the Products in accordance with the terms provided pursuant to Article 5(c) and Exhibit C hereof;


                         (ix) the providing by Distributor of falsified data or information to Sabratek Corporation;


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                         (x)   the failure of Distributor to meet any sales
                               minimums as set forth in Article 3(a), Exhibit
                               C;

                         (xi)  the failure of Distributor to maintain
                               reasonable amounts of insurance and/or failure to provide Sabratek Corporation with proof of such insurance coverage, as set forth in
                               Article 18;

                         (xii) the failure of Distributor to cooperate in
                               fulfilling and/or complying with rules and regulations of the FDA with respect to Distributor's purchase, storage, record keeping or resale of Products;


                         (xiii)the sale by Distributor of Products directly or
                               indirectly to customers located outside the Territory or failure of Distributor to comply with any presale notification requirements that Sabratek Corporation may impose for sales outside the Distributor's primary area of responsibility, as the case may be;

          (c) Sabratek Corporation may terminate this Agreement by giving Distributor at least ninety (90) days prior written notice in the event of a material change in the ownership or control of Sabratek Corporation, the merger of Sabratek into another corporation not affiliated with Sabratek Corporation, or the sale of all or substantially all of the assets of Sabratek Corporation to an entity not affiliated with Sabratek Corporation.


13.  Termination Consequences.

          (a) Any termination does not impair accrued payment obligations of either party arising during, or in respect to, the period preceding the termination;

          (b) Within thirty (30) days of the date of termination, Distributor shall furnish to Sabratek Corporation a list of all products sold in the immediately preceding twelve (12) months in order to



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


     allow Sabratek Corporation to fulfill all unexpired warranty
     obligations with respect to the Products.   In addition, Distributor
     agrees to furnish Sabratek Corporation with complete information as to calls or the status of negotiations for the sale of Products;

           (c) If Sabratek Corporation terminates this Agreement under Article 12(b)(xi), Distributor shall have the right at any time prior to the effective termination date to purchase on a one-time basis a quantity of Products up to the amount which is equal to the difference between the quantity of Products already purchased by Distributor during the first six
     (6) months or second six (6) months of the then current contract year, depending upon when termination occurs, and the amount of the semi-annual sales minimum for such relevant six (6) month period. In no event shall Distributor be entitled to purchase or Sabratek Corporation obligated to sell Products in excess of the semi-annual sales minimum for the six (6) month period in which termination occurs. Payment terms shall be in accordance with this Agreement, including specifically Article 5(c) hereto;

           (d) The parties have considered the possibility of such termination and the possibility of loss and damage resulting therefrom, in making expenditures pursuant to the performance of this Agreement. It is the express intent and agreement of the parties that neither shall be liable to the other for damages or otherwise by reason of the termination of this Agreement as hereinabove provided; and

          (e) Any termination does not end the Distributor's obligations related to, but not limited to, confidentiality and intellectual property rights as set out in Article 14, and service and installation undertakings as set out in Article 2(c). In relation to Article 2(c), the Distributor's obligations under this Article 13(e) will only continue for a period of two (2) years following any termination, and the Distributor's obligations under this Article 13(e) will not apply if a new distributor is appointed.





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


14. Confidentiality and Conflicts of Interest: Patent Rights. Without the express, prior written consent of Sabratek Corporation, Distributor shall not disclose or allow the disclosure to any third parties, or use other than in the performance of Distributor's duties hereunder, any confidential and proprietary information or trade secret of Sabratek Corporation, including, but not limited to, marketing plans, product design, sources of supply, composition or product information or know-how, or product research and development information. In addition, to prevent unfair competition and misappropriation of Sabratek Corporation's trade secrets and investment, during the term of this Agreement, Distributor shall not directly or indirectly produce, sell or distribute any infusion devices or related products designed or intended for human patients, anywhere in the world without Sabratek's prior written approval. Distributor shall not acquire or hold more than one percent (1%) of the stock of any publicly traded company other than Sabratek Corporation that manufactures or distributes infusion devices for human patients. Sabratek Corporation reserves all rights in and to any and all patents issued or that may be issued covering the Products or any feature thereof or improvement therein.


15. Notice. Notices or consents under this Agreement shall be in writing and delivered personally or, if mailed, shall be sent certified mail, return receipt requested, and if to Sabratek Corporation, addressed to its address set forth above and if to the Distributor, addressed to its address set forth above, or in any case, to such other addresses as may be established by notice to the other party. Notice may be also given by telefax, overnight express service or by any other means which results in the delivery of written notice to the addressee.


16. Distributor's Representation for Sabratek Corporation. Distributor represents to Sabratek Corporation that Distributor is contractually free to enter into and perform this Agreement without thereby being in breach or causing a breach of the terms of any other contract, commitment or understanding.




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17.  Resolution of Disputes.  All disputes, controversies, claims or differences that may arise between the parties hereto out of, in relation to, or in connection with this Agreement, or breach hereof, shall be settled by arbitration in Chicago, Illinois, U.S.A., in accordance with the Rules of the American Arbitration Association. The tribunal of arbitration shall consist of three (3) arbitrators designated in accordance with the applicable rules.


18. Financial Assurance. Distributor shall maintain in force for the entire term of this Agreement public liability insurance in such form and written by such insurers as may be reasonably satisfactory to Sabratek Corporation, covering Distributor's activities in furtherance of this Agreement, including the operation of Distributor's motor vehicles. Sabratek Corporation will cause Distributor to be named as an additional named insured under Sabratek Corporation's product liability insurance.


19. Warranty, Limitation of Warranty and Remedies and Limitation of Remedies. The only warranties extended by Sabratek with respect to Products are the description of Products on shipping containers and documents, sales and technical literature published by Sabratek Corporation and the specific terms of an express product warranty, if any, given by Sabratek Corporation in connection with the sale of individual product units.

           THE EXCLUSIVE REMEDY FOR A PRODUCT THAT IS DEFECTIVE IS ITS
           REPAIR, REPLACEMENT OR REPURCHASE, AS DESIGNATED BY SABRATEK CORPORATION. SABRATEK CORPORATION DISCLAIMS LIABILITY FOR INJURIES OR LOSSES CAUSED BY OR ASSOCIATED WITH USE OF THE PRODUCTS OTHERWISE THAN IN STRICT ACCORDANCE WITH SABRATEK CORPORATION'S INSTRUCTION AND USER MANUALS, OR PRODUCTS THAT HAVE BEEN TAMPERED WITH OR DAMAGED.

           SABRATEK CORPORATION DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND




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

           FITNESS FOR A PARTICULAR PURPOSE. SABRATEK CORPORATION
           DISCLAIMS LIABILITY TO DISTRIBUTOR AND ALL OTHERS FOR ALL CONSEQUENTIAL, INCIDENTAL AND SPECIAL DAMAGES CAUSED BY OR IN CONNECTION WITH THE PRODUCTS, THEIR USE OR MISUSE, AND THEIR PERFORMANCE OR NONPERFORMANCE.

     Distributor agrees that the price of the Products has been established on the basis of the allocation of risk and liability expressed in this
     Article 19 and by its separate initialling of this Article acknowledges this Distributor has specifically reviewed and is fully aware of the provisions of this Article and assumes the allocation of risks expressed herein.

     Distributor's initials:

     Distributor shall not waive any right to an indemnity from any client of the Distributor or any other third party relating to equipment covered by this Agreement except with the prior written consent of Sabratek. Distributor hereby and to the fullest extent waives any right of indemnity that might be deemed to be payable to the Distributor for the development and maintenance by the Distributor of a client base within the Territory.


20.  Miscellaneous  Provisions.   This Agreement is not effective until
     accepted by an authorized officer of Sabratek Corporation in Chicago, Illinois. This Agreement contains the entire agreement of the parties relative to its subject, and shall not be waived, altered or rescinded except by a writing signed by the party to be charged therewith. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Illinois, without regards to conflicts of law provisions. If translated into another language for any reason, this English language version shall govern any interpretation or application of or dispute regarding the terms of this Agreement. Pronoun references shall be deemed to be of any number of gender relevant in the context. Article captions are for convenience of reference and do not alter or limit the terms of this Agreement. The various terms of this Agreement are





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

independent and severable and the invalidity or unenforceability of any of them shall not affect the remainder. Time is of the essence hereunder.



IN WITNESS HEREOF, the parties have executed this Agreement as of the day and year first above written.





BRASIMPEX

By:           Aaron Manuel
   ----------------------------

Title: General Manager
      -------------------------

Date: 1/1/1996
     --------------------------



SABRATEK CORPORATION

By:           Doran Levitas
   ----------------------------

Title: Vice Chairman
      -------------------------

Date: 1/1/1996
     --------------------------



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

                                   EXHIBIT A


                                   TERRITORY


                     Distributor's Territory is as follows:


                                      /
                                      /
                                      /
                                   BRAZIL

                                      /
                                      /
                                      /
                                      /
                                      /
                                      /
                                      /
                                      /
                                      /
                                      /
                                      /
                                      /
                                      /




SABRATEK CORPORATION

    Doran Levitas                        Date:   1/1/1996
- ------------------------------                --------------------------


BRASIMPEX

    Aaron Manuel                         Date:   1/1/1996
- ------------------------------                --------------------------




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

                                   EXHIBIT B

                            AUTHORIZED PRODUCT LIST



Brasimpex is authorized to sell the following products in accordance with the terms of the Sabratek Corporation Distributorship Agreement:

Product                                       Model

Stationary Volumetric Infusion Pump           3030
Ambulatory Volumetric Infusion Pump           6060
Sabraset IV Administration Sets*
SabSil IV Administration Sets*



*: IV sets must be manufactured by, or be manufactured under license from, Sabratek Corporation.

In addition, BRASIMPEX will have the first option to distribute other Sabratek infusion products in Brazil, contingent on minimum purchase obligations and commitments to be determined and agreed upon by both parties.



SABRATEK CORPORATION

    Doran Levitas                 Date:   1/1/1996
- ----------------------------------      -----------------------


BRASIMPEX

    Aaron Manuel                  Date:   1/1/1996
- ----------------------------------      -----------------------



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





                                  EXHIBIT C

                              MINIMUM PURCHASES



Three hundred and twenty (320) Sabratek 3030 Volumetric Infusion Pumps during the year of 1996.

                              Sabratek 3030 Volumetric Infusion Pumps during
the year of 1997.

                              Sabratek 3030 Volumetric Infusion Pumps during
the year of 1998.

Forty (40) Sabratek 6060 Volumetric Infusion Pumps during the year of 1996.

           Sabratek 6060 Volumetric Infusion Pumps during the year of 1997.

           Sabratek 6060 Volumetric Infusion Pumps during the year of 1998.





SABRATEK CORPORATION


     Doran Levitas                Date:   1/1/1996
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BRASIMPEX


     Aaron Manuel                 Date:   1/1/1996
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